Exhibit 10.1

STOCK OPTION AGREEMENT AND AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

This Stock Option Agreement and amendment to the Executive Employment Agreement dated July 23, 2016, as subsequently amended (the “Employment Agreement”), is entered into between Canadian Pacific Railway Limited (the “Corporation”) and the named Participant (the “Optionholder”) pursuant to the Canadian Pacific Railway Limited Management Stock Option Incentive Plan (the “Plan”), a sub-plan under the Canadian Pacific Railway Limited Section 162(m) Incentive Plan (the “162(m) Plan”), and confirms that:

1.	on March 27, 2021 (the “Grant Date”);

2.	Mr. Keith Creel;

3.

will be granted an option (the “Option”) to purchase such number of Common Shares of the Corporation (the “Optioned Shares”) as have a Grant Date accounting value based on the terms hereof equal to US$8,400,000, which Option shall be exercisable as to 25% of such number of Common Shares on each of the first, second, third and fourth anniversary of the Grant Date commencing on March 27, 2022;

4.	at a price (the “Exercise Price”) per Common Share equal to the closing price of a board lot of Common Shares on the New York Stock Exchange on March 26, 2021; and

5.	for a term expiring at 5:00 p.m., Calgary time, on March 27, 2028 (the “Expiry Date”);

on the terms and subject to the conditions set out in the Plan and the Employment Agreement. In the event the Optionholder breaches Section 6 or 8 of the Employment Agreement, the Option will, to the extent it remains outstanding at such time, be forfeited and proceeds from any exercises of the Option prior to such forfeiture shall become repayable by the Optionholder to the Corporation.

In consideration of the Option being granted under the Plan, it is agreed that subsection 2(d) of the Employment Agreement is hereby deleted and replaced in its entirety with the following:

“Long Term Incentive Program (“LTIP”). The Executive shall be eligible to participate in the Company’s LTIP program, as it may be amended from time to time (including without limitation pursuant to the Board’s discretion to alter the ratio of PSUs to options granted under such program). Notwithstanding the foregoing, the Company and the Executive agree that the value of the grant as so determined for the Executive for 2022, 2023, 2024 and 2025 shall be reduced in each such year by US$2,100,000.”

In consideration of the Option being granted under the Plan, it is further agreed that notwithstanding any term of the Employment Agreement or any plan, policy, award or grant agreement, if the Optionholder voluntarily resigns or retires from the Corporation at any time prior to January 31, 2026 (i) any PSUs granted to the Optionholder following March 1, 2021 shall not be deemed retirement-eligible and shall not be treated under terms no less favourable than terms in effect for retirement-eligible participants pursuant to the Performance Share Unit Plan for Eligible Employees of Canadian Pacific Railway Limited (the “PSU Plan”) as previously provided for by Section 9(b)(iii) of the Employment Agreement, and (ii) the retirement provisions in Section 6.6 of the PSU Plan shall not apply to any such PSUs in any circumstance, including in the event of the Optionholder’s Retirement (as defined in the PSU Plan).

The Optionholder acknowledges and agrees that, except only as necessary to satisfy any express minimum requirements of applicable employment or labour standards legislation, (i) a determination of whether the Optionholder’s employment has ceased for any reason, whether lawful or otherwise, will be made without regard to any pay in lieu of notice (payable by way of lump sum payment or salary continuance), benefits continuance, other termination-related payments or benefits or damages in respect thereof, whether pursuant to the common law or otherwise, to which the Optionholder may then be entitled, and (ii) that in the event of forfeiture of the Option or any PSUs, the Optionholder will have no entitlement to any payment or compensation of any kind, and waives any claim to damages in respect thereof whether attributable to any contractual or common law termination entitlements or otherwise.

In executing this agreement, the Optionholder acknowledges that he has read and understands the terms of the Plan and the 162(m) Plan and accepts the Option in accordance with the terms of the Plan and the 162(m) Plan, except to the extent that they conflict with the terms herein. The Optionholder also authorizes the Corporation to provide home address information to the Plan Administrator.

IN WITNESS WHEREOF the Corporation and the Optionholder have executed and delivered this Stock Option Agreement and amendment to the Employment Agreement as of March 21, 2021.

Canadian Pacific Railway Limited

By:	/s/ Keith Creel
Keith Creel

/s/ Kimberly M. Beattie
Witness Signature

Kimberly M. Beattie
Witness Name